UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2022

ARCHAEA ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39644	85-2867266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Westheimer Road, Suite G450 Houston, Texas		77027
(Address of principal executive offices)		(Zip Code)

(346) 708-8272
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	LFG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously announced, on October 16, 2022, Archaea Energy Inc., a Delaware corporation (the “Company” or “Archaea”), and LFG Acquisition Holdings LLC, a subsidiary of the Company (“Opco”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BP Products North America Inc., a Maryland corporation (“Parent”), Condor RTM Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Condor RTM LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Opco Merger Sub”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Company Merger”), and Opco Merger Sub will be merged with and into Opco with Opco continuing as the surviving company and a wholly owned subsidiary of Parent (the “Opco Merger” and, together with the Company Merger, the “Mergers”).

On December 13, 2022, the Company held a special meeting of stockholders (the “Special Meeting”) at which the stockholders considered and voted upon the adoption of the Merger Agreement (the “Merger Proposal”). As of November 9, 2022, the record date for the Special Meeting (the “Record Date”), there were 120,645,305 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), issued and outstanding and entitled to be voted at the Special Meeting. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by such stockholder on the Record Date. A total of 95,664,143 shares of Common Stock were present virtually or represented by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting.

At the Special Meeting, the Company’s stockholders voted to approve the Merger Proposal. Approval by the Company’s stockholders of the Merger Agreement satisfies one of the conditions to closing of the Mergers, and the transaction remains subject to other customary closing conditions, including receipt of certain regulatory approvals.

Set forth below are the final voting results on the proposal considered and voted upon at the Special Meeting (the Merger Proposal), which is more fully described in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on November 14, 2022. The proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement was not voted upon at the Special Meeting because there were sufficient votes to approve the Merger Proposal.

The Merger Proposal - The proposal to adopt the Merger Agreement was approved, with the following votes cast at the Special Meeting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
95,482,303	93,890	87,950	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2022

ARCHAEA ENERGY INC.

By:	/s/ Edward P. Taibi
Name:	Edward P. Taibi
Title:	General Counsel and Executive Vice President of Strategic Initiatives and Government Affairs